ASSET PURCHASE AGREEMENT



                       TMS, INC., an Oklahoma corporation


                 PIC ACQUISITION, INC., an Oklahoma corporation


               PEGASUS IMAGING CORPORATION, a Florida corporation




                           Dated as of August 5, 2004


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    DEFINITIONS..............................................................1
   1.1      Defined Terms......................................................1
2.    PURCHASE AND SALE OF PURCHASED ASSETS....................................4
   2.1      Purchased Assets...................................................4
   2.2      Assumed Liabilities................................................5
   2.3      Non-Assumption of Liabilities......................................5
   2.4      Patent License; Relationship.......................................5
   2.5      Conveyance of the Purchased Assets.................................5
   2.6      Additional Consideration for Purchase of Assets....................5
   2.7      Payment of Purchase Price..........................................5
   2.8      Adjustment Amount..................................................6
   2.9      Adjustment Procedure...............................................6
   2.10     Operation of Business after Closing Balance Sheet Date.............7
   2.11     Prorations.........................................................7
3.    CLOSING AND POST CLOSING MATTERS.........................................8
   3.1      Time and Place of the Closing......................................8
   3.2      Procedure at Closing...............................................8
   3.3      Accounts Receivable; Promissory Note Adjustment....................8
4.    REPRESENTATIONS AND WARRANTIES OF TMS....................................9
   4.1      Due Organization...................................................9
   4.2      Power and Authority...............................................10
   4.3      Authority for Agreement...........................................10
   4.4      No Violation to Result............................................10
   4.5      Title to Purchased Assets.........................................10
   4.6      Brokers...........................................................11
   4.7      Financial Statements..............................................11
   4.8      Pending Litigation................................................11
   4.9      Contracts.........................................................12
   4.10     No Material Adverse Effect........................................12
   4.11     Compliance with Existing Laws.....................................12
   4.12     Accounts Receivable...............................................12
   4.13     Employees.........................................................13
   4.14     Employee Benefit Plans............................................13
   4.15     Personal Property.................................................14
   4.16     Leased Real Property..............................................14
   4.17     OSHA..............................................................14
   4.18     Taxes.............................................................14
   4.19     Insurance.........................................................15
   4.20     Adequacy of Purchased Assets......................................15
   4.21     Credit Cards......................................................15
   4.22     Intangible Property...............................................15
   4.23     Proprietary Information of Third Parties..........................16
   4.24     Solvency..........................................................17
5.    REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT..............17
   5.1      Organization......................................................17
   5.2      Power and Authority...............................................17
   5.3      Authority for Agreement...........................................17
   5.4      No Violation to Result............................................18
   5.5      Brokers...........................................................18
   5.6      Financial Ability; No Material Adverse Effect.....................18
   5.7      Diligence.........................................................18
6.    COVENANTS...............................................................18
   6.1      Confidentiality...................................................18
   6.2      Regulatory and Other Approvals....................................19
   6.3      Reasonable Efforts................................................19
   6.4      Allocation of Purchase Price......................................20
   6.5      Employee Matters..................................................20
   6.6      Professional Fees.................................................20
   6.7      Access And Investigation..........................................20
   6.8      No Solicitation...................................................21
   6.9      Use of Assets During Transition...................................21
   6.10     Payment of Vendors and Other Indebtedness.........................21
   6.11     Sales and Transfer Taxes..........................................22
   6.12     Conduct of the Business...........................................22
   6.13     TMS Name..........................................................23
7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF TMS..............................23
   7.1      Representations and Warranties True at the Closing Date...........24
   7.2      Performance.......................................................24
   7.3      No Litigation.....................................................24
   7.4      Governmental, Regulatory and Other Consents and Approvals.........24
   7.5      Good Standing Certificates; Corporate Resolutions.................24
   7.6      Deliveries........................................................24
   7.7      Shareholder Approval; Fairness Opinion............................25
   7.8      VSC LLC Interest..................................................25
8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER AND THE PARENT.........25
   8.1      Representations and Warranties True as of the Closing Date........25
   8.2      Performance.......................................................25
   8.3      No Litigation.....................................................25
   8.4      Good Standing Certificates; Corporate Resolutions.................25
   8.5      Deliveries........................................................25
9.    INDEMNIFICATION.........................................................26
   9.1      General Indemnification...........................................26
   9.2      Procedure and Limitation..........................................27
10.   GENERAL.................................................................27
   10.1     Termination.......................................................27
   10.2     Effect of Termination.............................................28
   10.3     Successors and Assigns............................................28
   10.4     Entire Agreement..................................................28
   10.5     Counterparts......................................................28
   10.6     Expenses..........................................................28
   10.7     Specific Performance; Remedies Not Exclusive......................28
   10.8     Notices...........................................................29
   10.9     Governing Law.....................................................30
   10.10    Arbitration.......................................................30
   10.11    Survival of Representations, Warranties and Covenants.............31
   10.12    Severability......................................................31
   10.13    Absence of Third Party Beneficiary Rights.........................31
   10.14    Press Releases and Announcements..................................31
   10.15    Further Representations...........................................32
   10.16    Amendment; Waiver.................................................32
   10.17    Gender............................................................32
   10.18    Continuing Access to Records......................................32
   10.19    No Strict Construction............................................32
   10.20    Knowledge.........................................................32
   10.21    Headings..........................................................33
   10.22    Further Action; Future Cooperation................................33

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (together with the schedules and exhibits attached hereto, this "Agreement") is entered into effective as of August 5, 2004 (the "Effective Date"), by and among (i) TMS, INC., an Oklahoma corporation ("TMS"), and (ii) PIC ACQUISITION, INC., an Oklahoma corporation (the "Buyer") and (iii) PEGASUS IMAGING CORPORATION, a Florida corporation (the "Parent").

     A. TMS is engaged in the computer software business and develops, sells and maintains assessment scoring products which are part of the Retained Assets (as defined herein) and develops, sells and maintains custom and standard imaging software products and services (the "Business") and owns certain assets which are further described below; and

     B. The Buyer desires to purchase the Business, as a going concern, including the Purchased Assets (as defined below), and TMS desires to sell the Purchased Assets, on the terms and conditions set forth in this Agreement (the "Asset Purchase").

     In consideration of the foregoing, the mutual promises in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. DEFINITIONS

     1.1 Defined Terms. As used herein, the terms defined below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending on the reference.

     "Accountants" shall have the meaning given to such term in Section 2.9.

     "Adjusted  Purchase  Price"  shall have the  meaning  given to such term in
Section 2.6.

     "Asset Purchase" shall have the meaning given to such term in the Recitals.

     "Assumed  Contracts"  shall have the meaning given to such term in Schedule
2.2 hereof.

     "Assumed Liabilities" shall have the meaning given to such term in Section 2.2.

     "Balance Sheet" shall have the meaning given to such term in Section 4.7.

     "Buyer Group" shall have the meaning given to such term in Section 6.7.

     "Buyer's  Indemnified Parties" shall have the meaning given to such term in
Section 9.1.

     "Cash Purchase Price" shall have the meaning given to such term in Section 2.7.

     "Closing" shall have the meaning given to such term in Section 3.1.

     "Closing Current Net Asset Value" shall have the meaning given to such term in Section 2.8.

     "Closing Date" shall have the meaning given to such term in Section 3.1.

     "Closing  Statement"  shall have the meaning  given to such term in Section
2.9.

     "Competing Proposal" shall have the meaning given to such term in Section 10.1.

     "Confidentiality  Agreement"  shall have the meaning  given to such term in
Section 6.1.

     "Current Net Asset Adjustment" shall have the meaning given to such term in
Section 2.8

     "Current  Net Asset  Value"  shall have the  meaning  given to such term in
Section 2.8.

     "Damages" shall mean any and all damages, including without limitation, all liabilities, losses, claims, causes of action, damages, punitive damages, assessments, judgments, settlement payments, penalties, fines, interest (including interest from the date of such damages) and costs and expenses, including, without limitation, reasonable attorneys' fees.

     "Education Market" shall mean all customers and potential customers (including, but not limited to, educational testing companies, private and governmental departments of education, colleges, universities and similar institutions) which conduct testing, surveys or otherwise collect and/or archive information in or for educational systems or institutions.

     "Effective Date" shall have the meaning given to such term in the opening paragraph of this Agreement.

     "Effective Time" shall have the meaning given such term in Section 3.1.

     "Employee  Expenses"  shall have the meaning  given to such term in Section
2.8.

     "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, mortgage, deed of trust or other right, whether existing of record or not, of any kind or nature whatsoever.

     "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

     "Initial Note Adjustment Notice" shall have the meaning given to such term in Section 3.3.

     "Intellectual Property" shall mean all (i) patents, patent applications, patent continuations, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, including without limitation, all source and object code and all related flow charts, know-how, logic diagrams, documentation, manuals, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable official and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, (viii) "technical data" as defined in 48 Code of Federal Regulations, Chapter 1, and (ix) copies and tangible embodiments thereof (in whatever form or medium) from all jurisdictions foreign and domestic which TMS either owns or has rights to as licensee.

     "Interim  Balance  Sheet"  shall  have the  meaning  given to such  term in
Section 4.7.

     "Key Employees" shall mean Chris Hinchey, Donald Jones, Richard Scanlan, and Garland "Butch" Taylor, and shall not include Deborah D. Mosier.

     "Liabilities" shall mean, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. Without limiting the generality of the preceding sentence, Liabilities include all obligations and liabilities of TMS (i) not reflected in, reserved, or accrued against in the Balance Sheet, the Interim Balance Sheet or the Closing Balance Sheet or any other financial statements of TMS or are in excess of the amounts reflected in, reserved, or accrued against in such financials, and (ii) not expressly stated on Schedule 2.2.

     "Liquidation Date" shall mean the date, selected by TMS in its sole and absolute discretion, as of which TMS is liquidated, provided, however, such date shall not be prior to November 30, 2004.

     "Material Adverse Effect" shall mean a change, event, development or effect that has had or is likely to have a material adverse effect on (i) TMS, the Purchased Assets or the Business, financial condition, Liabilities, sales or sales activities related to the Business, or relations with material customers or material suppliers of the Business, or (ii) the right or ability to consummate the transactions contemplated hereby; provided, however, that any adverse change, event, development or effect (x) affecting the United States economy generally, (y) affecting TMS's or Buyer's (as applicable) industry in general, or (z) caused by or results from the announcement of this Agreement, shall not be taken into account in determining whether there has been a "Material Adverse Effect".

     "Note Payment Date" shall mean the date that is fifteen (15) days after the Liquidation Date, or July 15, 2005, whichever is earlier.

     "Note Purchase Price" shall have the meaning given to such term in Section 2.7.

     "Patent License" shall have the meaning given to such term in Section 2.1.

     "Person"   shall  mean  any  person,   corporation,   partnership,   trust,
corporation, business, group, Government or other entity.

     "Plans" shall have the meaning given to such term in Section 4.14.

     "Purchase Price" shall have the meaning given to such term in Section 2.6.

     "Purchased  Assets"  shall have the  meaning  given to such term in Section
2.1.

     "Retained Assets" shall have the meaning given to such term in Section 2.1(b).

     "Shareholder Approval" shall have the meaning given to such term in Section 4.3.

     "Subsidiary" shall mean with respect to any Person, any other Person whose shares of stock or other securities having a majority of the general voting power in electing the Board of Directors or equivalent governing body of such Person are, at the time as of which any determination is being made, owned by such Person, either directly or indirectly through one or more other entities constituting Subsidiaries.

     "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, assessments or other Government charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, transfer, use, employment, payroll, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith.

     "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied, or actually supplied, to a Governmental or Regulatory Authority with respect to Taxes.

     "Termination  Fee"  shall  have the  meaning  given to such term in Section
10.1.

     "TMS's  Indemnified  Parties"  shall have the meaning given to such term in
Section 9.1.

     "VSC LLC" means VSC Technologies, LLC, a Delaware limited liability company.

     "VSC Agreements" (the agreements related to the VSC LLC and Virtual Scoring Center(TM) software, described on Schedule 1.1 hereof.

     "Work In Process" shall have the meaning given to such term in Section 2.8.

     2. PURCHASE AND SALE OF PURCHASED ASSETS

     2.1 Purchased Assets. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions in this Agreement, TMS agrees to sell, convey, assign, transfer and deliver to the Buyer all right, title and interest in and to and the Buyer agrees to purchase, accept and take possession from TMS, all of the assets, properties and other rights owned or leased by TMS in and to the Business as a going concern, including, without limitations, those listed on Schedule 2.1 of this Agreement (the "Purchased Assets"), free and clear of all Encumbrances, except the Assumed Liabilities and the VSC Agreement, as they exist at the Effective Time. Notwithstanding the foregoing, TMS shall not sell, convey, assign, transfer or deliver, and TMS shall retain the assets listed on Schedule 2.1A (collectively, the "Retained Assets").

     2.2 Assumed Liabilities. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions in this Agreement, the Buyer shall assume, discharge and perform when lawfully due each of the obligations and duties of TMS with respect to the Purchased Assets, all of which are described on Schedule 2.2 of this Agreement (the "Assumed Liabilities").

     2.3 Non-Assumption of Liabilities. Except for the Assumed Liabilities, the Buyer shall not assume any Liabilities or Encumbrances of TMS.

     2.4 Patent License; Relationship.

          (a) As of the Effective Time, TMS or its designee will be granted an exclusive royalty free license to the patent rights (including the underlying source code) for DMR(R) technology which includes the DMR toolkit functionality, DMR image processing application sample code, DMR demonstration application sample code, and Form ID, Registration and Image Filtering functionality that work in conjunction with the DMR technology, for use in the Education Market only (the "Patent License Agreement"). The Patent License Agreement will be in a form reasonably acceptable to Buyer and TMS to reflect the terms set forth in Exhibit A.

          (b) Notwithstanding the fact that the names "TMS" and "TMS Sequoia" are transferred to Buyer hereunder, neither Buyer nor Parent will, on or after the Closing Date, state that TMS or any Subsidiary of TMS is in any way involved as a partner, joint venturer or otherwise in the business of the Buyer or Parent or hold themselves out in such capacities.

     2.5 Conveyance of the Purchased Assets. On the Closing Date, TMS shall convey good and marketable title to the Purchased Assets to the Buyer free and clear of any Encumbrances, other than the Assumed Liabilities.

     2.6 Additional Consideration for Purchase of Assets. In consideration for the transfer, sale and delivery to the Buyer of the Purchased Assets, and in addition to the assumption of the Assumed Liabilities by the Buyer, the Buyer shall pay the sum of $2,000,000 (the "Purchase Price") plus or minus the Current Net Asset Adjustment pursuant to Section 2.8(b) below (as adjusted, the "Adjusted Purchase Price").

     2.7 Payment of Purchase Price. The Buyer shall pay the Adjusted Purchase Price as follows:

          (a) On the Closing Date at the Effective Time, the Buyer shall pay the amount of $1,600,000 (the "Cash Purchase Price"), as adjusted pursuant to
     Section 2.8(c), by a wire transfer of immediately available funds to an account to be designated by TMS at least two calendar days prior to the Closing Date; and

          (b) On the Closing Date, the Buyer shall deliver a Promissory Note in the form of Exhibit B in the face amount of the remaining balance of the Adjusted Purchase Price (the "Note Purchase Price").

     2.8 Adjustment Amount.

          (a) "Closing Current Net Asset Value" shall be determined by a Closing Balance Sheet as of September 30, 2004 (the "Closing Balance Sheet Date"), and shall be determined in accordance with GAAP and prepared in accordance with the procedure stated in Section 2.9(a). For purposes of this Agreement, Current Net Asset Value means as of the Closing Balance Sheet Date (i) all cash and cash equivalents, plus (ii) all accounts receivable, less the reserve for uncollectible accounts, plus (iii) accrued royalties in an amount equal to $62,500, and less (iv) all accounts payable and Employee Expenses, but only to the extent the foregoing deductions are included in Assumed Liabilities. "Employee Expenses" shall include accrued payroll, accrued commissions/bonuses, accrued vacation and employment taxes, accrued in the ordinary course of business, less the amount of accrued vacation calculated for all technical and business development staff which will be assumed by the Buyer.

          (b) To the extent the Closing Current Net Asset Value is greater than $1,400,000, the Purchase Price shall be increased on a dollar-for-dollar basis for such difference. To the extent the Closing Current Net Asset Value is less than $1,400,000, the Purchase Price shall be reduced on a dollar-for-dollar basis by such difference. The amount of such increase or decrease, as the case may be, shall be the "Current Net Asset Adjustment."

          (c) If, as of the opening of business on the Closing Date, the amount of cash and cash equivalents of TMS is less than $1,200,000 ("Minimum Cash"), then the amount of the Cash Purchase Price (but not the face amount of the Promissory Note or the amount of the Adjusted Purchase Price) shall be reduced on a dollar-for-dollar basis by such difference, provided, however, the amount of the cash reduction shall be added to the face amount of the Promissory Note.

          (d) The Adjusted Purchase Price shall be increased by any amount designated as work related to the Purchased Assets which has been delivered and accepted by the applicable customer, but not yet invoiced by TMS, as reflected in the records of TMS as of the Closing Balance Sheet Date (the "Work In Process"); provided, any adjustment for Work in Process will be limited to no more than $30,000, except with respect to the Boeing Company or its subsidiaries or affiliates (which will not exceed $273,000).

     2.9 Adjustment Procedure.

          (a) Within seven (7) days before the Closing Date, TMS shall deliver to Buyer a written statement (the "Closing Statement") setting forth the Closing Current Net Asset Value and the Work In Process, if any, and the Closing Balance Sheet. The Closing Balance Sheet and the Closing Statement will be prepared in accordance with the following procedures and rules:

               (i) The Closing Balance Sheet and Closing Statement shall be in a format substantially the same as the format of the Balance Sheet and Interim Balance Sheet, including the spreadsheets and formulas provided to Buyer and Parent electronically prior to the Effective Date.

               (ii) Except as necessary to reflect the adjustments  described in
          Section 2.8 above, the Closing Balance Sheet and Closing Statement shall (i) be prepared from the books and records of TMS, (ii) present fairly the financial condition of TMS as of the Effective Time, (iii) be prepared in accordance with GAAP consistently with the accounting principles historically used by TMS to prepare the audited financial statements of TMS (other than footnotes); and

          (b) If within three (3) days following delivery of the Closing Statement Buyer has not given TMS written notice of its objection to such statement (which notice shall state the basis of Buyer's objection), then the Closing Current Net Asset Value set forth in the Closing Statement shall be binding and conclusive on the parties and be used in computing the Current Net Asset Adjustment.

          (c) If Buyer duly gives TMS such  notice of  objection  prior to three
     (3) days following delivery of the Closing Balance Sheet and the Closing Statement, and if TMS and Buyer fail (despite good faith negotiations by each of the Buyer and TMS) to resolve the issues outstanding with respect to the Closing Statement within two (2) days of TMS's receipt of Buyer's objection notice, TMS and Buyer shall submit the issues remaining in dispute to Grant Thornton (or such other independent accounting firm mutually agreed to by the parties if Grant Thornton will not accept the assignment) (the "Independent Accountants") for resolution applying GAAP pursuant to Section 2.9(a) above. If issues are submitted to the Independent Accountants for resolution, (i) TMS and Buyer shall immediately furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both TMS and Buyer within two (2) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Current Net Asset Value; and (iii) the party against whom the Independent Accountants renders its decision shall bear all of the fees and costs of the Independent Accountants for such determination.

     2.10 Operation of Business after Closing Balance Sheet Date. The parties intend that TMS shall operate for its own account the Business from the date Effective Date until the Closing Balance Sheet Date. After the Closing Balance Sheet Date, the Buyer shall, through its appointed representative, be present on the premises of TMS in Stillwater, Oklahoma, monitor the operation of the Business, as related to the Purchased Assets, which will continue to be operated by TMS, as provided in Section 6.12(b). TMS shall consult with Buyer, and receive its consent where required by 6.12(b) prior to incurring any new or extraordinary expenses or entering agreements of any kind other than in the ordinary course of business.

     2.11 Prorations. Except as otherwise specifically provided in this Agreement, items of expense directly attributable to the operation of the business associated with the Purchased Assets shall be prorated as of the opening of business on October 1, 2004, whether or not such adjustment would normally be made as of such time, including, without limitation, (i) telephone, electric, gas, water and other utility services (to the extent it is not possible to transfer such services into the name of the Buyer as of October 1,
2004), (ii) personal property, ad valorem or similar taxes associated with any of the Purchased Assets, (iii) payments due on the Assumed Contracts specified in Schedule 2.2 of this Agreement, and (iv) similar expenses related to the Purchased Assets transferred hereunder. Notwithstanding anything to the contrary, no obligations or Liability hereunder shall accrue to the Buyer or the Parent if the Closing does not occur from no fault of Buyer or Parent.

     3. CLOSING AND POST CLOSING MATTERS

     3.1 Time and Place of the Closing. The closing of the Asset Purchase and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall take place on October 15, 2004 or such other date as shall be mutually agreed by TMS and the Buyer, as soon as practicable after all conditions to the Closing shall have been satisfied or waived, which date shall be referred to as the "Closing Date." The Closing will occur at TMS' offices unless otherwise agreed and will be effective as of 9:00 a.m. Central Standard Time (the "Effective Time").

     3.2 Procedure at Closing. Subject to the provisions and conditions in this Agreement, on the Closing Date, the parties agree to take the following steps listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

          (a) The Buyer shall deliver to TMS the items specified in Section 7.

          (b) TMS shall deliver to the Buyer the items specified in Section 8.

          (c) The Buyer shall pay or shall have paid the Adjusted Purchase Price, as provided in Section 2.7.

     3.3 Accounts Receivable; Promissory Note Adjustment

          (a) On the Note Payment Date, the Buyer shall pay the amount due under the Promissory Note (as adjusted pursuant to this section), by a wire transfer of immediately available funds to the account designated by TMS pursuant to Section 2.7(b).

          (b) The original face amount of the Promissory Note shall be decreased by any accounts receivable (less the reserve for uncollectible accounts) which (i) were included in the determination of Closing Current Net Asset Value and (ii) are uncollected as of the Note Payment Date; provided, however, that in no event shall the face amount of the Promissory Note or the Adjusted Purchase Price be reduced for any uncollected account receivable attributable to (x) The Boeing Company/NATO Project so long as The Boeing Company or its subsidiaries or affiliates have accepted such project by March 31, 2005 or (y) Perceptive Vision, Inc., or its subsidiaries or affiliates.

          (c) The original face amount of the Promissory Note shall be increased by all amounts which were included as reserves for uncollectible accounts in determining the Closing Current Net Asset Value and which have been collected as of the Note Payment Date.

          (d) The original face amount of the Promissory Note shall be decreased by any Work In Process that has not been collected as of the Note Payment Date; provided, however, that in no event shall the face amount of the Note or the Adjusted Purchase Price be reduced for any Work In Process attributable to The Boeing Company/NATO Project so long as The Boeing Company or its subsidiaries or affiliates have accepted such project by March 31, 2005, even if such amounts are uncollected and/or have not been converted to accounts receivable as of the Note Payment Date.

          (e) Within five (5) days prior to the Note Payment Date, the Buyer shall deliver to TMS the "Initial Note Adjustment Notice," which shall set forth the amount by which the face amount of the Promissory Note will be increased or decreased, as applicable, as provided in this Section 3.3.

          (f) If within two (2) days following delivery of the Initial Note Adjustment Notice TMS has not given Buyer written notice of its objection to such statement (which notice shall state the basis of TMS's objection), then the Initial Note Adjustment Notice shall be binding and conclusive and shall be considered the Final Note Adjustment Notice.

          (g) If TMS duly gives the Buyer such notice of objection  prior to two
     (2) days following delivery of the Initial Note Adjustment Notice, and if TMS and the Buyer fail (despite good faith negotiations by each of the Buyer and TMS) to resolve the issues outstanding with respect to the adjustment to the face amount of the Promissory Note within two (2) days of the Buyer's receipt of TMS's objection notice, TMS and the Buyer shall submit the issues remaining in dispute to the Independent Accountants for resolution applying GAAP. If issues are submitted to the Independent Accountants for resolution, (i) TMS and the Buyer shall immediately furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both TMS and the Buyer within one (1) day of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be considered the Final Note Adjustment Notice; and (iii) the party against whom the Independent Accountants decides shall bear all the fees and costs of the Independent Accountants for such determination.

     4. REPRESENTATIONS AND WARRANTIES OF TMS

     To induce the Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, TMS represents and warrants to the Buyer, except as disclosed in the Disclosure Schedules (TMS may amend and supplement the Disclosure Schedules for all matters occurring after the Effective Time and before the Closing Balance Sheet Date and the Disclosure Schedules will be deemed amended to include all items or matters occurring after the Closing Balance Sheet Date, provided TMS is not in breach of Sections 2.10 and 6.12(b)) delivered in connection herewith:

     4.1 Due Organization. TMS is a corporation duly organized, existing and in good standing under the laws of the State of Oklahoma.

     4.2 Power and Authority. TMS has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted. TMS is duly qualified or licensed as a foreign corporation in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it requires such qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on TMS. Schedule
4.2 lists each jurisdiction in which TMS is qualified or authorized to transact business.

     4.3 Authority for Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite corporate action on the part of TMS other than the required approval of TMS's shareholders (the "Shareholder Approval). After TMS obtains the Shareholder Approval, it will have full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. Upon receiving the Shareholder Approval, this Agreement will have been duly executed and delivered by TMS and, assuming the due authorization, execution and delivery by the Buyer of this Agreement, this Agreement shall be a legal, valid and binding obligation of TMS enforceable against TMS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. In approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, the Board of Directors of TMS determined that the Purchase Price to be paid by Buyer to TMS is fair consideration for the sale of the Purchased Assets and the Business, subject to the Board of Directors rights described in Sections 6.8 and 10.1(d).

     4.4 No Violation to Result. Assuming the Shareholder Approval has been obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not (i) violate any law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority, or court to which TMS is subject or any provision of TMS's certificate of incorporation or bylaws, or (ii) except as described in the Disclosure Schedules, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which TMS is a party by which it is bound, related to the Business or to which any of the Purchased Assets are subject, or (iii) result in the imposition of any security interest upon any of the Purchased Assets. No filings with, or any permit, authorization, consent, or approval from any governmental authority or any other Person are necessary in order for TMS to consummate the transactions contemplated by this Agreement, except the Shareholder Approval and preparing and filing the necessary proxy matters with the Securities and Exchange Commission.

     4.5 Title to Purchased Assets. TMS has good and marketable title to all assets comprising the Purchased Assets and will transfer to Buyer good and valid title to the Purchased Assets free and clear of all Encumbrances, subject only to the Assumed Liabilities. The Purchased Assets are sufficient in all respects and include all material assets needed to operate Business as historically operated by TMS, and are individually and collectively free from material damages by fire, accident or casualty, and free from material defects. In the event title to one or more assets used in the conduct of the Business is actually held by an affiliate of TMS, TMS will cause such affiliate to transfer the asset in question to Buyer at closing.

     4.6 Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Buyer for any commission, fee or other compensation payable as a finder or broker because of any act or omission by TMS.

     4.7 Financial Statements. TMS has filed all registration statements, forms, reports and other documents required to be filed by TMS with the Securities and Exchange Commission ("SEC") and has made available to Purchaser copies of all registration statements, forms, reports and other documents filed by TMS with the SEC since August 31, 2003. All such registration statements, forms, reports and other documents (including those that TMS may file after the date hereof until the Closing) are referred to herein as the "TMS SEC Reports." The TMS SEC Reports, at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such TMS SEC Reports. TMS has delivered, or will deliver when prepared, to the Buyer:
(a) an audited balance sheet of TMS as of August 31, 2003 (including the notes thereto, the "Balance Sheet"), and the related audited statements of operations, shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of KPMG, independent certified public accountants; (c) an unaudited balance sheet of TMS as of May 31, 2004, (the "Interim Balance Sheet") and the related unaudited statements of operations, shareholders' equity and cash flows for the nine (9) months then ended, including in each case the notes thereto; and (d) an unaudited year end Balance Sheet as of August 31, 2004 and a Closing Balance Sheet as of September 30, 2004, and the related unaudited statements of operations, shareholders' equity and cash flows for each applicable period then ended, including notes thereto. Such financial statements fairly present, or will fairly present, the financial condition and the results of operations, shareholders' equity and cash flows of TMS as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. Additionally, TMS has provided the Buyer with unaudited statements of operations, shareholders' equity and cash flows, updated monthly and prepared in accordance with GAAP except that such statements have not included any notes which may be required by GAAP. The financial statements referred to in this
Section 4.7 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements, subject to normal year-end adjustments in the case of the unaudited financial statements which were not or are not expected to be material in amount.

     Since the respective dates of the most recent of such financial statements and related information documents provided by TMS to Buyer, until the Closing Balance Sheet Date, the operation of the Business by TMS has been conducted in the ordinary course and consistent with past practices and there has not been any Material Adverse Effect in the financial condition, assets, liabilities, revenues, expenses or operations of the Business.

     4.8 Pending Litigation. There are no claims, charges, arbitrations, grievances, actions, suits, proceedings, or investigations pending or to the knowledge of TMS threatened against, or affecting Business, any of the Purchased Assets, or TMS' right to sell the Purchased Assets at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which involves the likelihood of any adverse judgment or liability, whether or not fully covered by insurance, nor is there any basis known to TMS for such claims. The Business is not in default concerning any order, writ, injunction or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Purchased Assets or the Business.

     4.9 Contracts. Schedule 4.9 of the Disclosure Schedule correctly and completely lists and describes all Designated Contracts (as herein defined). The Buyer has been given access to complete and accurate copies of all Designated Contracts (including any amendments or supplements thereto). For purposes of this Agreement, "Designated Contracts" shall mean, to the extent related to the
Business: executory purchase orders and purchase contracts and executory sales orders and sales contracts accounting for $15,000 or more, annually in any one transaction or series of transactions; contracts for capital expenditures in excess of $3,000; agreements or arrangements regarding confidentiality or non-competition; loan agreements; notes; security agreements; employment and employment-related agreements; collective bargaining agreements; leases and subleases of real estate; leases and subleases of personal property listed in Schedules 4.15(b) and 4.16; material license agreements; and all other agreements which are not terminable by TMS without premium, penalty, or other obligation upon not more than thirty (30) days notice. There are no defaults by TMS under, or to TMS' knowledge, by any other party to, any of such leases or contracts and with the giving of notice or the passage of time or both there would be no such defaults under any of such leases or contracts. Such leases and contracts are in full force and effect and constitute legal, valid, and binding agreements of TMS, enforceable against TMS, in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and similar laws affecting creditors' rights generally from time to time and to general principles of equity. There is no Designated Contract that contains any contractual requirement with which there is a reasonable likelihood that TMS or any other party thereto will be unable to comply. None of the Designated Contracts is for materials, supplies, equipment, or services in excess of normal requirements of TMS or as needed for reasonably anticipated business. TMS has not granted any power of attorney with respect to the Business, or the Purchased Assets that remains outstanding.

     4.10 No Material Adverse Effect. Since the date of the Balance Sheet, until the Closing Balance Sheet Date, there has not been any Material Adverse Effect with respect to TMS or the Business, and no event has occurred or circumstance exists that may reasonably be expected to result in such a Material Adverse Effect.

     4.11 Compliance with Existing Laws. To the knowledge of TMS, TMS possesses all material licenses, certificates, permits, and authorizations of any kind required to conduct the Business as historically operated by TMS and TMS is in material compliance with all applicable federal, state and foreign laws and regulations.

     4.12 Accounts Receivable. The accounts receivable reflected on the Balance Sheet or on the accounting records of TMS as of the Closing Balance Sheet Date represent or will represent valid obligations arising from sales actually made or services actually performed by TMS in the ordinary course of business. Except to the extent paid prior to the Closing Balance Sheet Date, such accounts receivable are or will be as of the Closing Balance Sheet Date current and collectible net of the respective reserves shown on the Closing Balance Sheet or on the accounting records of TMS as of the Closing Balance Sheet Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve on the accounting records of TMS as of the Closing Balance Sheet Date, will not represent a Material Adverse Change in the composition of such accounts receivable in terms of aging).

     4.13 Employees. The Disclosure Schedules contain a complete and accurate list of the following information for each employee, consultants and independent contractors of TMS, including each such person on leave of absence or layoff status: name; job title; date of hiring; date of commencement of employment; current compensation paid or payable; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any of the Plans. Neither TMS, with respect to the Business, nor any of its officers, directors, or employees has been charged or, to TMS' knowledge, threatened with the charge of any unfair labor practice, with respect to the Business. With respect to the Business, there are no pending or, to TMS' knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; or immigration. Except as described on Schedule 4.13, all officers, employees, and agents of TMS engaged in the Business are employees at-will and for indefinite terms and there is no outstanding agreement or arrangement with respect to severance payments.

     4.14 Employee Benefit Plans. The Disclosure Schedules contain a complete list of (i) "employee welfare benefit plans" (as that term is defined in Section 3(1) of ERISA) in which employees of TMS participate; (ii) "employee pension benefit plans" (as that term is defined in Section 3(2) of ERISA). None of the employee pension benefit plans have incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code). TMS has not incurred any liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA which has not been paid with respect to any of the Plans or any withdrawal liability under Title IV of ERISA with respect to any of the employee pension benefit plans. No other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which TMS maintain or to which TMS have any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise exists, except as disclosed on
Schedule 4.14.

     The plans,  programs,  policies, or arrangements  described in subparagraph
(i) or (ii) above are hereinafter collectively referred to as the "Company Plans." TMS has delivered to Buyer true and complete copies of all written plan documents and contracts evidencing the Company Plans and other benefit plans, as they may have been amended to the date hereof, together with all documents relating to any tax- qualified retirement plan maintained by TMS which documents are required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years.

     4.15 Personal Property.

          (a) Schedule 4.15(a) contains a true and correct list and a brief description of all Equipment (excluding items of Equipment having a book value of less than $1,000) owned by TMS. The Equipment is adequate and usable for the continued operation of the Business as the same is presently conducted. Schedule 4.15(a) contains a true and correct list and a brief description of all Furniture and Fixtures (excluding items of Furniture and Fixtures having a book value of less than $1,500) owned by TMS and related to the Business. The Equipment, Furniture and Fixtures is sold "AS IS" without recourse or any warranty, express or implied, of any kind except as to title as provided in Section 4.5 and as provided in this 4.15(a).

          (b) Schedule 4.15(b) contains a true and correct list and brief description of all Equipment, Fixtures, Furniture, or other items of personal property leased by TMS. True, correct and complete copies of all documents evidencing the leases described in Schedule 4.15(b) are attached thereto or have been provided to Buyer.

     4.16 Leased Real Property. Schedule 4.9 contains a true and correct list of each office or real property lease to which TMS is a party and any amendments, extensions, and renewals thereof (the "Real Property Leases"). To the knowledge of TMS, each Real Property Lease is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitutes default thereunder. TMS has not been advised of any pending or threatened claims which contest its ability to occupy and use for its intended purposes the property covered by the Real Estate Leases.

     4.17 OSHA. To the knowledge of TMS, TMS is in material compliance with all applicable laws relating to employee health and safety; and TMS has not received any notice that past or present conditions of the Purchased Assets violate any applicable legal requirements or otherwise can be made the basis of any claim, proceeding, or investigation, based on OSHA violations or otherwise related to employee health and safety.

     4.18 Taxes.

          (a) To the knowledge of TMS, TMS has timely filed, and as of the Closing Balance Sheet Date will have timely filed, all federal income tax returns, and all state, county and local income, franchise, property, sales, use, and other tax returns relating to the Business required to be filed on or prior to the Closing Balance Sheet Date, taking into account any extensions of the filing deadlines which have been validly granted to TMS, and such returns are and will be true and correct in all material respects. TMS has paid, or by the Closing Balance Sheet Date will have paid, all federal, state, county and local income, franchise, property, sales, use and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to the Business or the Purchased Assets regarding any period ended on or prior to the Closing Balance Sheet Date whether shown on such returns or not.

          (b) To the knowledge of TMS, there are no pending property, sales, use or other tax dispute relating to or arising out of the Business or affecting the Purchased Assets.

     4.19 Insurance. The Purchased Assets and TMS are insured under various policies of general liability and other forms of insurance, set forth in
Schedule 4.19. To the knowledge of TMS, TMS has not been refused any insurance with respect to the Business, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. To the knowledge of TMS, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the business of TMS or the Purchased Assets which require or recommend changes in the conduct of TMS's business, or require any repairs or other work to be done with respect to any of the Purchased Assets or operations of TMS.

     4.20 Adequacy of Purchased Assets. Purchased Assets include all material rights, properties, interests in properties, and assets used by TMS to conduct the Business as presently conducted by TMS.

     4.21 Credit Cards. Schedule 4.21 lists the name of each person who has a credit card which is billed to TMS. Except as described in Schedule 4.21, TMS has no credit card account.

     4.22 Intangible Property.

          (a) TMS has the right and authority to use, and to continue to use after the date of this Agreement the Intellectual Property included in the Purchased Assets (the "Intangible Property") in connection with the conduct of the Business in the manner presently conducted, and to the knowledge of TMS, such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity.

          (b) TMS has not received notice of, and to the best knowledge of TMS there is not any basis for, a pleading or threatened claim, interference, action or other judicial or adversarial proceeding against TMS that any of the operations, activities, products, services or publications of TMS or any of its suppliers, customers or subcontractors involves unfair competition with respect to any intangible property right of any third person or entity, or infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others, or that any trademark, trade name, service mark or logo in use or proposed for use by TMS is likely to be confused with a trademark, trade name, service mark or logo of a third party.

          (c) There are no outstanding, nor to the best knowledge of TMS are there any threatened, disputes or other disagreements with respect to ownership of the Intangible Property or with respect to infringement by a third party of any of the Intangible Property.

          (d) The Intangible Property owned or licensed by TMS is sufficient to conduct TMS' business as presently conducted.

          (e) TMS has at all times used commercially reasonable efforts to protect its Intellectual Property, including without limitation, trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release thereof into the public domain. TMS has at all times used commercially reasonable efforts to protect the confidentiality of all of its other confidential and proprietary information and that of third parties which is or has been in its possession.

          (f) Each person currently or formerly employed by TMS (including independent contractors, if any) that has or had access to confidential information of TMS has executed a confidentiality and non-disclosure agreement which are, to the knowledge of TMS, enforceable in accordance with their terms.

          (g) No officer, manager, director, shareholder, Member, employee or representative of TMS, nor any spouse, child or other relative thereof or person or entity related thereto, owns directly or indirectly, in whole or in part, any of the Intangible Property.

          (h) To TMS's knowledge, no employee of TMS is in violation of any term of any employment contract or confidentiality agreement or any other contract or agreement relating to the relationship of any such person with TMS.

          (i) Except for product returns and technical support provided in the ordinary course of TMS' business, no material warranty claim with respect to the Business has been communicated to or overtly threatened against TMS nor, to the best of TMS' knowledge, is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

     4.23 Proprietary Information of Third Parties.. To the knowledge of TMS, no employee or consultant of TMS is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with the obligation of such employee to use best efforts to promote the interests of TMS. To the knowledge of TMS, no third party has claimed or has reason to claim that any person employed by or affiliated with TMS has (a) violated or may be violating any of the terms or conditions of any employment, non-competition, or non-disclosure agreement between such employee and such third party, (b) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, except as set forth in Schedule 4.23 of the Disclosure Schedule, or (c) interfered or may be interfering in the employment relationship between such third party and any of TMS's present or former employees. To the knowledge of TMS, no third party has requested information from TMS which suggests that such a claim might be contemplated. To the knowledge of TMS, no person employed by or affiliated with TMS has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer or violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture, or sale of any product or proposed product, or the development or sale of any service or proposed service of TMS, and TMS has no reason to believe there will be any such employment or violation.

     4.24 Solvency. As of the Effective Time the value of the assets of TMS exceed its Liabilities and TMS has sufficient funds and cash flow to enable it to satisfy its Liabilities as they come due. TMS does not intend to engage in any business or transaction for which its assets are unreasonably small in relation thereto.

     5. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT

     To induce TMS to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Buyer and the Parent, jointly and severally, represent and warrant to TMS, as of the date hereof as set forth below:

     5.1 Organization. The Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Oklahoma. The Parent is a corporation duly organized, existing and in good standing under the laws of the State of Florida. All of the outstanding stock of the Buyer is owned, of record and beneficially, by the Parent.

     5.2 Power and Authority. The Buyer has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted. The Buyer is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Buyer. The Parent has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted. The Parent is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Parent.

     5.3 Authority for Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite corporate action on the part of each of the Buyer and the Parent. Each of the Buyer and the Parent has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and, assuming the due authorization, execution and delivery by TMS of this Agreement, is a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by TMS of this Agreement, this Agreement is a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

     5.4 No Violation to Result. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not (i) violate any law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority, or court to which the Buyer or the Parent is subject or any provision of Buyer's certificate of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or the Parent is a party or by which it is bound. No filings with, or any permit, authorization, consent, or approval from any governmental authority or any other Person are necessary in order for the Buyer or the Parent to consummate the transactions contemplated by this Agreement.

     5.5 Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon TMS for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Buyer or the Parent.

     5.6 Financial Ability; No Material Adverse Effect. The Buyer has or has available, either by itself or with the assistance or contribution of Parent, the financial ability to perform all its obligations, covenants, and agreements under this Agreement and the related documents.

     5.7 Diligence. Each of the Buyer and Parent represents that it is a sophisticated entity knowledgeable about TMS' products and industry that was advised by knowledgeable counsel and financial advisors and hereby acknowledges that it has been conducting and will complete its investigation with respect to the Purchased Assets prior to the Closing Date. Each of Buyer and Parent further represents that it has (a) had the opportunity to meet with representative officers and other representatives of TMS to discuss its business, assets, liabilities, financial condition, cash flow, and operations, (b) received all materials, documents and other information that it deems necessary or advisable to evaluate the Asset Purchase, (c) made its own independent examination, investigation, analysis and evaluation of the Purchased Assets, including its own estimate of the value of the Purchased Assets, and (d) undertaken such due diligence (including a review of TMS's assets, properties, liabilities, books, records, and contracts) as it deems adequate; provided, Buyer and Parent may continue the foregoing diligence prior to Closing. Each of Buyer and Parent acknowledges that TMS makes no warranty, express or implied, as to the condition of the Purchased Assets except as expressly set forth in this Agreement. Neither Buyer nor Parent has relied upon, and TMS shall not be liable for or bound in any manner by, any express or implied verbal or written information, warranties, guarantees, promises, statements, inducements, representations or opinions pertaining to the Purchased Assets, except as may be contained in this Agreement or certificates and other instruments and documents delivered hereunder.

     6. COVENANTS

     6.1 Confidentiality. The Buyer and the Parent recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of TMS, including but not limited lists of customers, operational policies, and contracts, that are valuable and unique assets of TMS. The Buyer and the Parent each agrees that it will not disclose confidential information with respect to TMS to any Person for any purpose or reason whatsoever. TMS agrees and acknowledges that it will not disclose confidential information with respect to Buyer and Parent for any purpose whatsoever, except as required or permitted by this Agreement. The Buyer and the Parent and TMS agree and acknowledge that this provision shall in no way modify, amend, alter or supersede the Confidentiality Agreement between the Parent and TMS dated September 22, 2003 (the "Confidentiality Agreement") and that the Confidentiality Agreement is separate from this Agreement. The Buyer hereby agrees to be bound by the Confidentiality Agreement as if it had been a party to and executed the same.

     6.2 Regulatory and Other Approvals.

          (a) Subject to the terms and conditions of this Agreement and, as applicable, the Confidentiality Agreement, each of TMS, the Buyer and the Parent will proceed diligently and in good faith to, as promptly as practicable, obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any other public or private third parties required of TMS, the Buyer or the Parent to consummate the Agreement and the other matters contemplated hereby.

          (b) As promptly as practicable after the Effective Date, TMS will prepare and file with the SEC a proxy statement and any other filings required by the Exchange Act. Buyer and Parent will provide TMS with any information which is specifically requested by TMS in writing and which may be required in order to effectuate the preparation and filing of the Proxy Statement. TMS will use its commercially reasonable efforts to respond to any comments from the SEC. TMS will notify Buyer and Parent promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, TMS will promptly inform Buyer and Parent of such occurrence. TMS shall provide Buyer and Parent (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Buyer and Parent with a copy of all such filings made with the SEC. Notwithstanding anything to the contrary in this Agreement, the substance and content of any materials filed with the SEC and all required responses to comments or requirements of the SEC will be the sole and exclusive decision of TMS.

          (c) TMS will use its reasonable best efforts to (i) call a special meeting of its stockholders ("Special Meeting") to be held as promptly as practicable after the filing of the Proxy Statement with the SEC for the purpose of voting upon this Agreement and the transactions to be completed hereunder, (ii) cause the Proxy Statement to be mailed to its stockholders and (iii) subject to the fiduciary duties of the board of directors of TMS under Oklahoma law, to obtain stockholder approval of this Agreement.

     6.3 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions thereto.

     6.4 Allocation of Purchase Price. Prior to the Liquidation Date, TMS shall deliver to the Buyer an allocation schedule, prepared in accordance with the Code, allocating the Purchase Price among the Purchased Assets which TMS, the Buyer and, if required, the Parent, will mutually agree upon (which agreement will not be unreasonably withheld). In connection with the determination of such schedule, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties shall (i) each report the federal, state and local and other tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule and (ii) take no position in any tax filing, return, proceeding, audit or otherwise which is inconsistent with such allocation. To the extent the services of any third party are used to prepare these allocations, the fees and expenses of each third party shall be shared equally by the parties.

     6.5 Employee Matters.

          (a) Subject to Section 10.13 hereof, the Buyer shall (i) offer full-time employment to all Key Employees under terms substantially equivalent to their existing arrangements with TMS, as of the Closing Date; and (ii) offer full-time employment to all full-time employees of TMS under terms substantially equivalent to their existing arrangements with TMS as of the Closing Date; except as to the extent standard benefits and policies of Buyer and Parent may differ from TMS.

          (b) The Buyer  hereby  acknowledges  that  certain  of TMS'  employees currently may be dedicated to completing projects related to VSC Technologies, LLC (the "LLC"), a Delaware limited liability company, of which TMS is a member. The Buyer agrees that until December 31, 2004, the Buyer will, on a cost-recovery basis only, utilize those persons (or other of the Buyer's employees with substantially similar experience, including experience with the specific products to which such projects relate) to facilitate the timely completion of such projects which are in progress or not completed for the LLC as of the Closing Date. To the extent requirements exceed December 31, 2004, TMS and the LLC will mutually agree with the Buyer and Parent as to projects and costs associated with such additional requirements projects which TMS is required to complete under the Operating Agreement of VSC Technologies, LLC, dated October 10, 2002.

     6.6 Professional Fees. Notwithstanding any provision of this Agreement, including the definition of Current Net Asset Value, the parties agree that professional fees such as legal, accounting, and other costs associated with the Closing will be segregated and excluded from Current Net Asset Value, as defined in this Agreement. The obligation for such costs will not be part of the Assumed Liabilities and will be retained by TMS.

     6.7 Access And Investigation. Between the Effective Date and the Closing Date, and upon reasonable advance notice received from the Buyer, TMS shall (a) afford the Buyer and its representatives (collectively, the "Buyer Group") full and free access, during regular business hours, to TMS' business premises and such records and data as the Buyer reasonably requests to evaluate the Purchased Assets and perform its obligations under this Agreement, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of TMS; (b) furnish Buyer Group with copies of all such existing documents and data as the Buyer may reasonably request to evaluate the Purchased Assets and perform its obligations under this Agreement; and (c) otherwise cooperate and assist, to the extent reasonably requested by the Buyer, with the Buyer's investigation of the Purchased Assets. The parties agree and acknowledge that any access or other right under this Section 6.7 is subject to Section 6.1 and the Confidentiality Agreement.

     6.8 No Solicitation.

          (a) Until the earlier of (i) such time as this Agreement shall be terminated pursuant to Section 10.1 or (ii) the Closing Date, TMS shall not, and shall not permit any of its subsidiaries, officers or directors, or any of its representatives, directly or indirectly to solicit or initiate (including by way of furnishing any non-public information concerning TMS' business properties, assets or prospects) any inquiries, discussions, or proposals from or initiate in any negotiations with any Person relating to any business combination transaction involving the Business and/or Purchased Assets (other than in the ordinary course of business or as provided in this Agreement) regardless of the type of transaction involved.

          (b) Provided TMS is not in violation of Section 6.8(a), TMS may accept Competing Proposals and provide a reasonable response to any such Competing Proposals. TMS shall notify the Buyer of a Competing Proposal within five business days of receipt of the same by TMS. After TMS has provided such notification to the Buyer, and provided that TMS did not solicit the inquiry or proposal or initiate negotiations with such Person as prohibited above, TMS may negotiate with such person if TMS's board of directors determines, in good faith, in its sole and absolute discretion, after consultation with independent counsel and TMS's financial advisor, if any, that failing to take such action would be inconsistent with its fiduciary obligations under Oklahoma law. TMS shall incur no penalty, liability or obligation, specifically including but not limited to any obligation to pay the Termination Fee as provided in Section 10.1(d), to the Buyer for such negotiation until TMS provides the Buyer with notice of termination as provided in Section 10.1. At the time of providing any notice of termination, TMS will provide Buyer a description of the material terms of the Competing Proposal.

     6.9 Use of Assets During Transition. Notwithstanding any other provision of this Agreement, the officers and employees of TMS, specifically including but not limited to Deborah D. Mosier, shall, until the Liquidation Date, (a) continue to use the office, computers, telephones, and other similar items used by such persons immediately prior to the Closing Date and (b) shall have access to the records of TMS, including but not limited to any records that may be included in the Purchased Assets, for the purposes of selling the Retained Assets, winding down the business of TMS and effecting the dissolution and liquidation of TMS. Notwithstanding anything to the contrary, in the event expenses related to such continued use exceed $2,500 per month, Buyer shall, within two (2) business days of invoice to TMS, be paid the excess amount over the monthly fee.

     6.10 Payment of Vendors and Other Indebtedness. TMS will make payment in full to all vendors, suppliers, merchants, wholesalers, distributors, service companies or similar suppliers of products and services to the Business (collectively, "Vendors") for all amounts payable to such Vendors in respect of products and services provided to the Business prior to the Closing Date. Buyer and Parent shall have no liability whatsoever for any invoices from Vendors relating to the Business or to the ownership and/or operation of any of the Purchased Assets prior to the Closing Balance Sheet Date, except for the Assumed Liabilities. Buyer and Parent will have responsibility for purchase orders of the Business outstanding at the Effective Time, provided that purchase orders that individually exceed $1,500 must be approved by Buyer and Parent in writing prior to the Closing and TMS will retain all liability and obligation pursuant to purchase orders that have not been approved by Buyer and Parent in writing prior to the Closing. TMS will pay all of its debts and discharge all of its obligations as and when they become due consistent with past practices. TMS covenants that before the Effective Time all assessments levied against the Purchased Assets, if any, that are payable by TMS shall be paid in full by TMS even if the assessments are due in installments after the Closing Date. Each TMS covenants that it shall pay any income, sales, use, business, franchise, occupation, withholding, employment, security or similar tax, and all other taxes of any kind whatsoever with respect to the Purchased Assets and/or the operation of the Business relating to any period prior to the Effective Time will accrue to Buyer and Parent after the Closing Balance Sheet Date and Buyer and Parent shall pay all such taxes relating to periods after the Closing Balance Sheet Date.

     6.11 Sales and Transfer Taxes. Each of TMS and Buyer and Parent will use reasonable efforts to take all necessary action to cause the consummation of the transactions hereunder to qualify for an exemption from any obligation to pay sales, use, transfer, recording and similar taxes (federal, state, city or otherwise) in connection therewith. To the extent any such taxes are payable, however, Buyer shall be responsible for the payment of such taxes.

     6.12 Conduct of the Business.

          (a) From and after the Effective Date until the earlier of the termination of this Agreement in accordance with its terms or the Closing Date, TMS shall (i) carry on the Business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, will use commercially reasonable efforts to preserve intact its current organization, maintain the Purchased Assets and the Business in good condition in a manner consistent with past practice, keep available the services of its current officers and employees, preserve its relationships with persons having business dealings with it, solicit and process orders for products and services in the ordinary course of business, consistent with past practice, and promptly deliver to Buyer and Parent true and correct copies of any agreements TMS enters into in accordance with the terms of this Agreement; and (ii) use its commercially reasonable efforts to maintain insurance coverage of the types and in the amounts carried by it prior to the Effective Date and promptly report all known claims within the applicable claims period.

          (b) From and after the Closing Balance Sheet Date until the earlier of the termination of this Agreement or the Closing Date, TMS shall not, directly or indirectly, do any of the following without the prior consent of Buyer and Parent (which consent will not be withheld unreasonably) or of their on-site representative:

               (i) purchase, sell, lease or dispose of any material property related to the Business or Purchased Assets and not incur any material liability or make any material commitment or enter into any other material transaction related to the Business, except in the ordinary and usual course of business or pursuant to contracts existing on the Effective Date; (ii) agree to amend, modify or terminate any existing contract assumed hereunder, whether or not in the ordinary and usual course of business; (iii) acquire any Purchased Assets that are material, in the aggregate, to TMS, taken as a whole, except purchases of Purchased Assets in the ordinary course of business; (vi) pledge or encumber, sell, lease, license, dispose of or otherwise transfer any Purchased Assets material to the Business, taken as a whole (including any accounts, leases, contracts or intellectual property or any Purchased Assets) other than (A) in the case of pledges, encumbrances and leases, in connection with the purchase of equipment subject to capital lease or other similar financing arrangements in the ordinary course of business consistent with TMS' past practice, and (B) dispositions in the ordinary course of business of equipment no longer used in the businesses of TMS; (vii) enter into an agreement with respect to any acquisition or disposition of all or substantially all of the Purchased Assets (viii) make any changes in accounting methods, principles or practices or any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may have been required by a change in GAAP or applicable law; (ix) waive, modify, pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the in ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, unless such payment, discharge, settlement or satisfaction would not reasonably be expected to impose upon TMS any material burden that would remain in effect and apply to the Purchased Assets after the Closing, (x) knowingly waive, release or assign any material rights or claims hereunder in a manner adverse to the Business or the Purchased Assets (including any write-off or other compromise of any material accounts receivable of TMS related to the Business or the Purchased Assets); (xi) except on a non-exclusive basis in the ordinary course of business, license any material intellectual property rights related to the Business or the Purchased Assets to any other Person; (xii) permit the prepayment of or compromise or discount any of Account Receivables; (xiii) amend or modify compensation or benefits payable to or for the benefit of any person Buyer has indicated it is considering hiring as an employee, including any raises in salary or wages, any modification of any Plan(s), or TMS' vacation or medical leave of absence policy; or (xiv) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction of any conditions in Sections 7 or 8.

     6.13 TMS Name. The parties acknowledge that one of the assets Buyer is purchasing is the names "TMS" and "TMS Sequoia". At Closing TMS will grant to Buyer the right to use such names and will cooperate with Buyer to permit Buyer to immediately begin using such names in the Business. TMS may continue to use its corporate name, provided, however, in the event the Liquidation Date has not occurred by February 28, 2005, TMS will use all reasonable efforts to immediately amend its name to a name that is not confusingly similar to TMS or TMS Sequoia.

     7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TMS

     The obligations of TMS to consummate the transactions contemplated by this Agreement are subject to the satisfaction or partial or complete waiver (in TMS's sole and absolute discretion), at or before the Closing Date, of the following conditions:

     7.1 Representations and Warranties True at the Closing Date. All of the representations and warranties of the Buyer and the Parent contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for those representations and warranties which by their terms are made as of a specific date which shall be true and correct on and as of such date.

     7.2 Performance. The Buyer and the Parent shall have performed and complied with, in all material respects, all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by it or he, as applicable, prior to or at the Closing.

     7.3 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or other instrumentality seeking any of the foregoing be pending.

     7.4 Governmental, Regulatory and Other Consents and Approvals. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority or any other public or private third parties required of TMS, the Buyer or the Parent to consummate the Asset Purchase and the other matters and transactions contemplated hereby shall have been obtained, including, without limitation, Shareholder Approval.

     7.5 Good Standing Certificates; Corporate Resolutions. TMS shall have received certificates of good standing with respect to (i) the Buyer issued by the State of Oklahoma and (ii) Parent issued by the State of Florida. TMS shall have received copies of the resolutions of the Buyer approving the Asset Purchase, this Agreement and the other transactions contemplated herein, certified by the appropriate officers.

     7.6 Deliveries. At the Closing and concurrently with the making of the deliveries by TMS as set forth in Section 8.7, the Buyer and the Parent, as applicable, shall have delivered the following in form and substance reasonably satisfactory to TMS:

          (a) The Adjusted Purchase Price, as provided in Section 2.7;

          (b) A duly executed Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties;

          (c) Certificates of the officers of the Buyer and the officers of the Parent to evidence performance and compliance with, in all material respects, all agreements, covenants, obligations and conditions required by this Agreement, in form and substance reasonably satisfactory to TMS; and

          (d) Such other instruments and documents as are reasonably requested by TMS and as are required or contemplated by this Agreement.

     7.7 Shareholder Approval; Fairness Opinion. TMS shall have received (a) an opinion from an investment banking or other firm acceptable to TMS to the effect that the Asset Purchase and/or sale or disposition of the VSC LLC interest is fair to TMS and its shareholders from a financial point of view (TMS will provide any copies thereof to Buyer and Parent), and (b) the Shareholder Approval.

     7.8 VSC LLC Interest. TMS shall have sold or otherwise disposed of its interest in the VSC LLC or in such manner as releases TMS from all further Liabilities or obligations under the VSC Agreements and TMS is fully indemnified for any pending or future litigation or claims related to the Virtual Scoring CenterTM software and any Intellectual Property related thereto.

     8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER AND THE PARENT

     The obligations of the Buyer and the Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction or partial or complete waiver (in the Buyer's and the Parent's sole and absolute discretion), at or before the Closing Date, of the following conditions:

     8.1 Representations and Warranties True as of the Closing Date. All of the representations and warranties of TMS contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for those representations and warranties which by their terms are made as of a specific date which shall be true and correct on and as of such date.

     8.2  Performance.  TMS shall  have  performed  and  complied  with,  in all material respects, all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by it prior to or at the Closing.

     8.3 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or other instrumentality seeking any of the foregoing be pending.

     8.4 Good Standing Certificates; Corporate Resolutions. The Buyer shall have received certificates of good standing with respect to TMS issued by the Secretary of State of Oklahoma. The Buyer shall have received copies of the resolutions of TMS approving the Asset Purchase and the other transactions contemplated herein, certified by the appropriate officers.

     8.5 Deliveries. At the Closing and concurrently with the making of the deliveries by Buyer and Parent as set forth in Section 7.6, TMS shall have delivered the following in form and substance reasonably satisfactory to Buyer:

          (a) A duly executed Assignment and Assumption Agreement in form and substance reasonably acceptable to the parties;

          (b) A duly executed Bill of Sale in form and substance reasonably acceptable to the parties and such assignments, certificates of title and other documents as may be reasonably requested by the Buyer in order to convey good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances (other than the Assumed Liabilities) and in order to carry out the intentions and purposes of this Agreement;

          (c) A certificate of the officers of TMS to evidence performance and compliance with, in all material respects, all agreements, covenants, representations and warranties obligations and conditions required by this Agreement, in form and substance reasonably satisfactory to the Buyer;

          (d) The Closing Statement;

          (e) A non-foreign persons affidavit of TMS in form and substance reasonably satisfactory to the Buyer; and

          (f) Such other instruments and documents as are reasonably requested by Buyer and as are required or contemplated by this Agreement.

     9. INDEMNIFICATION

     9.1 General Indemnification.

          (a) TMS shall indemnify, hold harmless and defend the Buyer and Parent, and their respective, its officers, managers, employees, shareholders, assigns, successors and affiliates (collectively, the "Buyer's Indemnified Parties") from and against any and all Damages suffered by the Buyer's Indemnified Parties (i) arising out of a breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by TMS in this Agreement which survives the Closing Date as specified in Section 10.11 hereof, (ii) arising out of or resulting from or based upon any Liabilities other than the Assumed Liabilities, (iii) arising out of or resulting from TMS' and its representatives' use of the Purchased Assets after the Closing Date, or (iv) arising out of or resulting from or based upon the Retained Assets.

          (b) The Buyer and the Parent, jointly and severally, covenant and agree to indemnify, hold harmless and defend TMS, its officers, managers, employees, shareholders, assigns, successors and affiliates (collectively, the "Seller's Indemnified Parties") from and against any and all Damages suffered by the Seller's Indemnified Parties (i) arising out of a breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Buyer or the Parent in this Agreement which survives the Closing Date as specified in Section 10.11 hereof, (ii) by reason of any failure of the Buyer or the Parent to pay, honor, perform or otherwise discharge the Assumed Liabilities on and after the Closing Date, or (iii) arising out of or resulting from the Buyer or the Parent's use of or operation of the Business related to the Purchased Assets on or after the Closing Balance Sheet Date.

     9.2 Procedure and Limitation.

     (a) No indemnification will be provided under Section 9.1(a) or 9.1(b) hereof for any claim for indemnification which is made more than one (1) year following the Closing Date or such shorter period as may be specified in Section
10.11 hereof.

     (b) TMS' obligation to indemnify a Buyer Indemnified Party shall become operative only after and to the extent the aggregate amount of Losses incurred by any Buyer Indemnified Party exceeds $25,000. The Buyer's and the Parent's obligation to indemnify a Seller Indemnified Party shall become operative for any amounts of the Purchase Price, the Promissory Note and any Losses arising from the Assumed Liabilities from the first dollar, but as to any other Losses, only after and to the extent the aggregate amount of such Losses incurred by any Seller Indemnified Party exceeds $25,000.

     (c) Any indemnified party shall give the indemnitor(s) prompt notice of any claim hereunder; provided, the failure to give such notice shall not affect the right to indemnification hereunder unless the indemnitor(s) was materially prejudiced by such failure. The indemnitor(s) shall have the right to defend at its own defense any claim for which the indemnitor is liable hereunder, but no settlement or compromise of such claim may be affected which materially affects the indemnified party without its consent thereto, which consent shall not be unreasonably withheld or delayed. The indemnified party shall cooperate with the indemnitor in the defense of any such claims and may participate therein with its own counsel at its own expense.

     10. GENERAL

     10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual consent of TMS and the Buyer; or

          (b) by TMS or by the Buyer, upon written notice to the other party, if the Closing shall not have occurred on or before November 15, 2004; provided that the right to terminate this Agreement under this Section
     10.1(b) shall not be available to any party whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by TMS or by the Buyer, upon written notice to the other party, if there is or has been a material breach, failure to fulfill or default on the part of the other party of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

          (d) by TMS, upon written notice to the Buyer and payment to the Buyer of $80,000 (the "Termination Fee") in immediately available funds, if TMS has received a proposal (a "Competing Proposal") from an unrelated third party and the board of directors of TMS has determined (in its sole and absolute discretion) that the Competing Proposal is more favorable than this Agreement.

     10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1(a), (b), or (c), this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto or its officers, managers, directors or shareholders; provided, however, that (i) the provisions of this Section 10 and Section 9 shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any intentional breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to Section 10.1(c), then notwithstanding the provisions of Section 10.7, the breaching party (if such breach was in effect as of the date hereof) shall be liable to the other party to the extent of the reasonable expenses incurred by such other party in connection with this Agreement and the transactions contemplated by this Agreement, as well as any damages in accordance with applicable law.

     10.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement and the rights hereunder are not assignable by either TMS, the Buyer or the Parent unless such assignment is consented to in writing by each of the parties hereto, which consent may not be unreasonably withheld or delayed; provided however, that after the Closing, any rights, obligations or benefits of TMS under this Agreement may be assigned to TMS's liquidating agent or may be performed or exercised by TMS's liquidating agent or such agent's assignee in accordance with a plan of liquidation.

     10.4 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements and understandings (except the Confidentiality Agreement) between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

     10.5 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

     10.6 Expenses. Except as provided in Section 6.4 and 6.10 of this Agreement, TMS has paid and shall pay the fees, expenses and disbursements of TMS and its representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and the Buyer and/or the Parent have paid and shall pay the fees, expenses and disbursements of the Buyer and the Parent and each of their respective representatives, accountants and counsel incurred in connection with the subject matter of this Agreement.

     10.7 Specific Performance; Remedies Not Exclusive. Each party hereto acknowledges that the other parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including, without limitation, the confidentiality obligations set forth in Section 6.1. It is agreed that, in addition to, but not in lieu of, any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties' covenants and agreements contained in this Agreement. All rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

     10.8 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile transmission with confirmation of transmission, sent by registered or certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier service, as follows:

     If to TMS to:

                  TMS, Inc.
                  206 West Sixth Avenue
                  Stillwater, Oklahoma 74076
                  Attn:  Debbie Mosier
                  Facsimile: (405) 742-1707

     With a copy to

                  McAfee & Taft
                  Two Leadership Square, 10th Floor
                  211 North Robinson
                  Oklahoma City, Oklahoma 73102
                  Attn:  W. Chris Coleman
                  Facsimile: (405) 235-0439

     If to the Buyer or the Parent to:

                  Pegasus Imaging Corporation
                  4522 Spruce Street, Suite 200
                  Tampa, FL  33607
                  Attention:  John A. Berlin
                  Facsimile:  (813) 875-7705

     With a copy to

                  Trusted Counsel (Ashley) LLC
                  1350 Spring Street, Suite 300
                  Atlanta, GA  30309
                  Attention:  Evelyn A. Ashley
                  Facsimile:  (404) 898-2901

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     10.9 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Oklahoma (without regard to its laws relating to choice-of-law or conflicts-of-law).

     10.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement or any related agreement shall be settled by arbitration in accordance with the following provisions:

          (a) The agreement of the parties to arbitrate covers all disputes of every kind relating to or arising out of this Agreement, any related agreement or the Asset Purchase or related transactions. Disputes include actions for breach of contract with respect to this Agreement or the related agreement, as well as any claim based upon tort or any other causes of action relating to the Asset Purchase, such as claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute. In addition, the arbitrators selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be final and binding on the parties.

          (b) The forum for the arbitration shall be Oklahoma City, Oklahoma.

          (c) The governing law for the arbitration shall be the law of the State of Oklahoma, without reference to its conflicts of laws provisions.

          (d) There shall be three arbitrators, unless the parties are able to agree on a single arbitrator. In the absence of such agreement within ten
     (10) days after the initiation of an arbitration proceeding, TMS shall select one arbitrator and the Buyer shall, collectively or as applicable, select one arbitrator, and those two arbitrators shall then select, within ten (10) days, a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten-day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association. The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.

          (e) The arbitration shall be administered by the American Arbitration Association.

          (f) The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as may be amended, as modified by any other instructions that the parties may mutually agree upon at the time. If there is any conflict between Federal Rules of Civil Procedure and the provisions of this section, the provisions of this section shall prevail.

          (g) The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrators shall make a good faith effort to apply substantive applicable law, but an arbitration decision shall not be subject to review because of errors of law. The arbitrators shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the arbitrators shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

          (h) The arbitrators' decision shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award any damages that are excluded under this Agreement.

          (i) Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators.

          (j) The arbitrators shall have power and authority to award any remedy or judgment that could be awarded by a court of law in Oklahoma. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

     10.11 Survival of Representations, Warranties and Covenants. All representations and warranties made by either party in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive for a period ending on the earlier of the Liquidation Date or one year after the Closing. The covenants and other agreements contained in this Agreement to be performed on or after the Closing shall survive the Closing until the date or dates specified therein or the expiration of the applicable statute of limitations with respect to such matters, whichever is later. Notwithstanding the foregoing, if a notice of a claim under Section 9 is sent, the representation, warranty or covenant with respect to which such notice is sent, and the related indemnification obligations set forth in Section 9 with respect to the notice, shall survive until the resolution of the claim to which such notice relates, or such longer period as provided herein.

     10.12 Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     10.13 Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

     10.14 Press Releases and Announcements Subject to the provisions of the Confidentiality Agreement, no press releases, announcements or other disclosure related to this Agreement, the transactions contemplated herein or the consideration paid hereunder or pursuant to any agreement ancillary hereto will be issued by any party hereto without the joint approval of the Buyer and TMS, except for any public disclosure that any party hereto in good faith believes is required by law (in which case the disclosing party will consult with the other party a reasonable amount of time prior to making such disclosure). The Buyer, the Parent, and TMS each shall be liable for any breaches of this provision by any of their respective affiliates, employees or representatives.

     10.15 Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax or securities consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax and securities consequences.

     10.16 Amendment; Waiver. This Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.17 Gender. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

     10.18 Continuing Access to Records. For a period of not less than three (3) years from the Closing Date (plus any additional time during which the Buyer has been advised that (a) there is an ongoing tax audit with respect to periods prior to the Closing Date, or (b) such period is otherwise open to assessment) the Buyer agrees to give TMS or its liquidating agent or such agent's assignee reasonable cooperation, access and staff assistance, as needed, during normal business hours with respect to books and records and other financial data delivered to the Buyer hereunder. TMS agrees to give the Buyer reasonable cooperation, access and staff assistance, as needed, during normal business hours with respect to books and records and other financial data retained by TMS, as may be necessary for general business purposes, including, without limitation for (i) the preparation of tax return and financial statements and
(ii) the management and handling of tax audits, to an extent as will not unreasonably interfere with a party's conduct of its business, and to keep such materials reasonably accessible either until TMS's liquidation or the expiration of a period of three (3) years from the Closing Date, whichever is earlier. Neither TMS nor the Buyer will destroy or otherwise dispose of such materials for such time without the written consent of the other party, which shall not be unreasonably withheld, or, in the alternative, without delivering to the other party full and complete copies of such materials.

     10.19 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     10.20 Knowledge. Whenever any statement in this Agreement is made by a party to its "knowledge" or words of similar intent or effect, such statement shall be deemed to include a representation that a reasonable investigation of the subject matter thereof has been conducted. A reasonable investigation shall mean that a senior representative of the party (which in the case of TMS shall mean only the individuals named below) has reviewed the relevant statement, consulted with the appropriate individuals as to whether they have knowledge of any fact or circumstance that would make such statement untrue or misleading, and reviewed documents in the possession of such representative, such appropriate individuals, and the party. Knowledge of any Person shall be limited to the actual knowledge of such Person after giving effect to the investigation described above. The knowledge of TMS shall mean only the knowledge of Deborah
D. Mosier.

     10.21 Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

     10.22 Further Action; Future Cooperation. TMS and Buyer and Parent shall take such actions, do all things reasonably necessary, and execute such documents, certificates, instruments and other papers as may be reasonably required or desirable to carry out the provisions of this Agreement and shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Party requesting cooperation, information or actions under this Section 10.22 shall reimburse the other Party for all reasonable out-of-pocket costs and expenses paid or incurred in connection therewith.

                            [EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

TMS                                      TMS, Inc.

                                         By:        DEBORAH D. MOSIER
                                             Name:  Deborah D. Mosier
                                             Title:    President


BUYER                                    PIC Acquisition, Inc.

                                         By:        JOHN A. BERLIN
                                             Name:  John A. Berlin
                                             Title:    President


PARENT                                   Pegasus Imaging Corporation

                                         By:        JOHN A. BERLIN
                                             Name:  John A. Berlin
                                             Title:    President


THE FOLLOWING EXHIBITS AND SCHEDULES TO THIS ASSET PURCHASE AGREEMENT HAVE BEEN OMITTED FROM THE SUBMISSION.

Exhibit A       License Agreement Terms
Exhibit B       Form of Promissory Note between PIC Acquisition, Inc. and
                  TMS, Inc.

Schedule 2.1    Purchased Assets
Schedule 2.1A   Retained Assets
Schedule 2.2    Assumed Liabilities